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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 17, 1997 on the consolidated financial statements of Enron Corp. included in Enron Corp.'s Form 8-K dated March 17, 1997 and on the consolidated financial statements and schedule of Enron Corp. included in Enron Corp.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
October 16, 1997